Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is dated the 18th day of April, 2013 (the “Effective Date”) between AgFeed USA, LLC (formerly known as M2 P2, LLC) (“AgFeed”); TS Finishing, LLC; New York Finishing, LLC; Pork Technologies, LC; New Colony Farms, LLC; Heritage Farms, LLC; Heritage Land, LLC; Genetics Operating, LLC; M2P2 Facilities, LLC; MGM, LLC; M2P2 General Operations, LLC; New Colony Land Company, LLC; M2P2 AF JV, LLC; and Midwest Finishing, LLC (hereinafter referred to as “Borrower”) and FARM CREDIT SERVICES OF AMERICA, FLCA and FARM CREDIT SERVICES OF AMERICA, PCA (“Lender”).

RECITALS

A. The borrower is indebted to lender under the following loan facilities (collectively the “Loans”) pursuant to that certain Credit Agreement dated as of June 6, 2006, as the same has since been amended by nineteen separate amendments executed prior to the date of this Agreement (the “Credit Agreement”):

Loan Facility A ($64,700,000.00); and

Loan Facility F ($8,911,086.55)

B. The Borrower’s obligations to the Lender under the Loans, as evidenced by the Credit Agreement are secured as provided in one or more security agreements, mortgages, and other related security documents between Borrower and Lender (the Credit Agreement, the foregoing security documents together with all other documents related thereto being collectively referred to herein as the “Credit Documents”).

C. The Borrower acknowledges it is in default of its obligations to Lender under provisions of the Credit Documents as follows: (i) maturity of all amounts due under Credit Facility A on the date of this Agreement; (ii) use of loan funds for the purchase of pigs feed and other expenses in connection with the hog feeding operation of Midwest Finishing, LLC which is not a Borrower under the Credit Agreement; (iii) after giving effect to the arbitration award in favor of Hormel Foods Corporation on or about January 9, 2013 the Borrower is in default of the following terms under the Credit Agreement: a) Section 6.11.3 Tangible Net Worth requirements; b) Section 6.11.1 Working Capital requirement; and c) Section 6.11.5 EBITDA requirement (collectively referred to herein as the “Existing Events of Default”).

D. Borrower acknowledges it has received notice dated December 14, 2012 that their Loans are distressed under provisions of the Farm Credit Act, as amended (Distressed Loan Notice) and that Borrowers’ restructuring request submitted to Lender on or about January 5, 2013 has been denied by Lenders written response dated January 28, 2013.

NOW, THEREFORE, in consideration of the facts set forth in these Recitals, which the parties agree are true and correct and incorporated herein, and in consideration for entering into this Agreement the parties hereto agree as follows:

1. Acknowledgment of Debt. The Borrower acknowledges that the principal balance and accrued and unpaid interest (as of the date specified) is owed on each of the Loans as identified on the attached Exhibit A. To the knowledge of the Borrower, after diligent inquiry, Lender has performed all of its obligations under the Loan Documents, and Borrower has no defenses, offsets, counterclaims, claims or demands of any nature which can be asserted against Lender for damages or to reduce or eliminate all or any part of the obligations of Borrower under the Loan Documents. In addition to said principal and interest, the Lender has incurred and in the future may incur costs and legal expense in connection with the Loans, which amounts are or will be, due and payable by the Borrower in accordance with the terms of the Credit Documents. The Borrower acknowledges due execution and delivery of the Credit Documents, and acknowledges that the same and the Loans are valid and enforceable by the Lender against the Borrower in accordance with their terms.

2. Acknowledgment of Default. The Existing Events of Default have not been cured and continue, the occurrence and continuance of which entitles Lender to exercise all of the rights and remedies contained in the Credit Documents and applicable law. Borrower does not have any defenses, counterclaims, or rights of setoff with respect to the Existing Events of Default. The forbearance set forth in this Agreement and the obligations of Lender pursuant to this Agreement will be effective on the Effective Date.

3. Conditions of Forbearance. The obligations of Lender to forbear from exercising any rights or remedies under the Credit Documents on account of the Existing Defaults are subject to the Borrower’s satisfying each of the conditions (each a “Forbearance Condition” and collectively, the “Forbearance Conditions”) set forth in Sections 3(a)-(k). The failure of any Borrower to satisfy any one or more of the Forbearance Conditions shall be a “Forbearance Default.”

(a) Hormel Agreement and Payment. On or before April 25, 2013, Borrower shall (i) enter into a definitive agreement with Hormel Foods Corporation that contains each of the terms and conditions set forth on the attached Exhibit B; and (ii) is acceptable to Lender (the “Hormel Settlement”). On or before April 18, 2013, Lender shall cause Hormel Foods Corporation to remit to Lender the sum of $12,590,434.17 in payment for the Quarterly Settlement amount due from Hormel for the first calendar quarter of 2013 which Borrower agrees that Lender shall, upon receipt, apply to Borrower’s obligations to Lender in accordance with the Credit Documents.

(b) CRO Engagement and LLC Agreement Amendment.

(i) On or before April 18, 2013, Borrower shall select a chief restructuring officer (“CRO”) and employ such CRO pursuant to a written agreement. The CRO selected and employed by Borrower must be approved by Lender, in its sole discretion. Each holder of an equity interest in Borrower shall cause the CRO to be duly elected or appointed to the office of Chief Restructuring Officer in accordance with the governing documents of the Borrower and, if necessary, shall cause proper resolutions of the Borrower to be adopted that authorize the CRO to perform the powers and duties set forth herein. The terms and conditions of the CRO engagement must include:

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(A)	Borrower’s authorization and direction that CRO possess the powers and authority normally given to a “Chief Executive Officer,” “Chief Operating Officer,” and “Chief Financial Officer”;

(B)	The express acknowledgement by Borrower and CRO that Borrower and CRO have a duty to maximize the value of Borrower for the benefit of all stakeholders, including Lender;

(C)	An obligation for CRO to supervise and administer the March 25, 2013 engagement between AgFeed and BDA Advisors, Inc. such that on or before July 1, 2013 (or such later date as approved by Lender in writing) Borrower has completed a transaction, with the Lender’s written consent, that will result in a satisfaction of Lender’s claims in full (a “Transaction”);

(D)	A term for CRO’s engagement that extends at least through July 1, 2013; and

(E)	An obligation for CRO to provide, on a weekly basis, full and complete reporting to Lender and its designated agents or representatives (including, at Lender’s request, Carl Marks Advisory Group, LLC and McWilliams Agribusiness, Inc.) regarding Borrower’s business operations, cash flow and status of a Transaction.

(ii) On or before April 18, 2013, AgFeed shall cause AgFeed’s Amended and Restated Limited Liability Company Agreement, dated as of September 13, 2010, as amended, to be further amended pursuant to an amendment substantially in the form attached hereto as Exhibit C (the “LLC Amendment”) that will provide (A) that management of AgFeed shall be vested in a board of managers (the “Board of Managers”) consisting of three (3) managers who shall be appointed by the sole member of AgFeed in accordance with the LLC Amendment; (B) for the appointment of CRO, Gerry Daignault, and Steven Price as the initial three (3) managers of AgFeed; (C) that the Board of Managers shall have the sole and exclusive authority to direct the actions of each Borrower in which AgFeed is the sole direct or indirect member; and (D) that the Board of Managers shall have the sole and exclusive authority to approve and consummated a Transaction.

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(iii) At all times during the Forbearance Period; (x) the LLC Amendment must remain in full force and effect without alteration or amendment; and (y) the Board of Managers shall be comprised of CRO, Gerry Daignault, and Steven Price or such successors that may be appointed by the member of AgFeed that are acceptable to Lender which acceptance may not be unreasonably withheld; provided, however, each successor manager must not be a current or former owner of an equity interest in AgFeed International, Inc. or a current or former director of AgFeed International, Inc.

(c) Under the direction of the CRO and Board of Managers, Borrower shall complete a Transaction pursuant to the following timetable:

(i) On or before May 15, 2013, Borrower shall deliver to Lender one or more expressions of interest or letters of intent (each, a “Transaction Option”) that demonstrate Borrower’s ability, on or before July 1, 2013 (or such later date as approved by Lender in writing) to consummate a Transaction;

(ii) On or before May 22, 2103, Lender will inform Borrower in writing which Transaction Option(s) are acceptable to Lender;

(iii) On or before June 8, 2013, Borrower shall deliver to Lender a definitive agreement between Borrower and a third party that memorializes Borrower’s agreement to consummate a Transaction with Lender’s consent; and

(iv) On or before July 1, 2013 (or such later date as agreed to by Lender), Borrower shall have closed a Transaction.

(d) Lender acknowledges and agrees that CRO, the Board of Managers and Borrower may be unable or unwilling to complete a Transaction pursuant to the timetable set forth in Section 3(c)(i)-(iv) in the event such actions would result in Borrower’s material breach of material contracts or governing law. In such event, a Forbearance Default will nevertheless exist but Lender shall not have an independent claim against CRO, Board of Managers or Borrower for the failure to approve and consummate a Transaction. Instead, in such event, a Forbearance Default will exist and Lender shall be free to exercise its rights and remedies under the Credit Agreements and applicable law.

(e) Borrower shall comply in all respects with the Credit Agreements except that Borrower shall, during the Forbearance Period, not be obligated to cure the Existing Defaults. Specifically, without limitation:

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(i) Borrower shall pay interest on the Loans as and when due. For avoidance of doubt, at all times during the Forbearance Period, interest shall accrue on the Loans at the Default Rate.

(ii) Borrower shall submit a current Borrowing Base report calculated as of each Friday which will be due on or before Wednesday of the week following the date of each calculation.

(f) Concurrent with the effective date of this Agreement, Borrower will submit (x) a thirteen week cash flow projection (the “Cash Flow Projection”) and (y) a borrowing base projection (the “Borrowing Base Projection”), commencing the week ending April 19, 2013, attached hereto as Exhibit D.

(g) Borrower agrees to submit an updated thirteen week Cash Flow Projection and Borrowing Base Projection every fourth Wednesday, the first revision due on or before May 15, 2013 for the thirteen week period commencing with the week ending May 17, 2013, which is subject to Lender’s review and approval.

(h) The Borrower will submit, on or before Wednesday of the following week, a report comparing the actual results for each week to the budgeted amounts for that week. The total of the actual reported operating outflows and non-operating outflows (“Cash Outflows”) on a rolling four week basis (calculated on the most recent four week period completed) will not exceed the total amount of Cash Outflows projected for the most recent 4 week period by more than 4%. The actual borrowing base margin reported for each weekly Borrowing Base will not be more than $400,000 less than the projected borrowing base margin for the same reporting period as set forth in the then-current Borrowing Base Projection. For the avoidance of doubt, Borrower shall be in compliance with the Borrowing Base requirements and the borrowing base margin shall not at any time be less than $0.

(i) Borrower shall promptly reimburse Lender for (x) Lender’s legal and professional costs and expenses incurred by Lender in connection administering the Loans including, without limitation, the costs and expenses incurred in connection with this Agreement and Lender’s evaluation of the Hormel settlement; and (y) Lender’s appraisal and collateral inspection costs.

(j) Except as provided in Section 5 below, Borrower shall not (x) distribute any profits, make any loans, declare or pay any dividends, distribute earnings, allow any draws, or make other distributions to any holders of equity interests in Borrower; or (y) apply any assets to the redemption, retirement, purchase or other acquisition of any such interests.

(k) Borrower shall comply with the terms and conditions of this Agreement.

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4. Forbearance. Subject to the terms and conditions set forth in this Agreement, Lender shall forbear from exercising its rights and remedies on account of the Existing Defaults from the date hereof until the earlier of (a) July 1, 2013; (b) the occurrence of a Forbearance Default (the “Forbearance Period”). Notwithstanding any provision in the Credit Documents requiring written notice from Lender prior to Lender pursuing its rights or remedies under the Credit Documents or applicable law, upon the earlier of the occurrence of a Forbearance Default or July 1, 2013, Lender shall immediately be entitled to pursue its rights and remedies under any or all of the Credit Documents and applicable law without Borrower being entitled to a cure period or written notice of the Forbearance Default.

5. Funding of Parent Overhead. In the event Borrower elects to use Collateral to fund payment of expenses incurred by AgFeed Industries, Inc. (“Parent”), such funding (i) may not exceed $967,788 (the “Forbearance Period Advance”) during the Forbearance Period; and (ii) shall not exceed $365,000 during any calendar month during the Forbearance Period. On or before the date hereof, Parent shall execute a Guaranty Agreement in the form attached hereto as Exhibit E that will irrevocably and absolutely obligate the Parent, following a Forbearance Default, to pay and perform the Loans subject to a maximum payment obligation of $2,374,038 which amount shall be equal to the sum of (x) the aggregate amount of the Forbearance Period Advances; and (y) $1,406,250 (the amount of Borrower’s prior use of Lender’s Collateral to fund Parent expenses).

6. Management of Business. Borrower acknowledges that it is the obligation of Borrower, acting through its duly authorized representatives, to manage the ongoing business of the Borrower and that Lender has not participated in or directed any of the management of the Borrower.

7. Release. Borrower fully, finally and forever releases and discharges Lender from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown (i) in respect of the Loans, this Agreement, the other Credit Documents or the actions or omissions of Lender in respect of the Loans or the Credit Documents and (ii) arising from events occurring prior to the date of this Agreement. Nothing contained in this Section 7 shall release obligations owing from Lender pursuant to the Credit Documents.

8. Entire Agreement; Change; Discharge; Termination or Waiver. The Credit Documents contain the entire understanding and agreement of Borrower and Lender in respect of the Loans and supersede all prior representations, warranties, agreements and understandings. No provision of the Credit Documents may be changed, discharged, supplemented, terminated or waived except in a writing signed by Lender and Borrower. This Agreement contains the entire understanding and agreement of Borrower and Lender in respect of the forbearance of Borrower’s obligations under the Credit Documents and supersedes all prior representations, warranties, agreements and understandings between Borrower and Lender with respect to the forbearance of Borrower’s obligations under the Credit Documents.

9. No Limitations. The description of the Credit Documents contained in this Agreement is for informational and convenience purposes only and shall not be deemed to limit, imply or modify the terms or otherwise affect the Credit Documents. The description in this Agreement of the Acknowledged Defaults under the Credit Documents shall not be to the exclusion of any other defaults now existing or hereafter occurring under the Credit Documents. The description in this Agreement of the specific rights of Lender shall not be deemed to limit or exclude any other rights to which Lender may now be or may hereafter become entitled to under the Credit Documents at law, in equity or otherwise.

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10. Time of the Essence. Time is of the essence in this Agreement.

11. Binding Effect. The Credit Documents shall be binding upon, and inure to the benefit of, Borrower, and Lender and their respective successors and assigns.

12. Further Assurances. Borrower and Guarantors shall execute, acknowledge (as appropriate) and deliver to Lender such additional agreements, documents and instruments as reasonably required by Lender to carry out the intent of this Agreement.

13. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

14. Limitation of Liability for Certain Damages. In no event shall Lender Party be liable to Borrower on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

15. Post-Default Waiver of Collateral Disposition Rights. A default and an event of default have occurred under the Credit Documents and notwithstanding any forbearance or other provision set forth herein, such default and event of default remain as pre-existing events of default with respect to which the Lender may send (any time after the forbearance hereunder ends) a notice of disposition of collateral under Section 9-611 of the Uniform Commercial Code.

16. WAIVER OF JURY TRIAL. LENDER AND BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. Lender and Borrower intend and agree that the immediately preceding provision, in which such Persons waive their rights to a jury trial, is valid and shall be given effect.

17. Construction. This Agreement shall not be construed more strictly against Lender merely by virtue of the fact that the same has been prepared by Lender or its counsel, it being recognized that Borrower is a sophisticated party represented by counsel and Borrower acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Agreement.

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18. Consent to Agreement. Borrower acknowledges that it has thoroughly read and reviewed the terms and provisions of this Agreement and is familiar with same, that the terms and provisions contained herein are clearly understood by it and have been fully and unconditionally consented to by it, and that Borrower has had full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Agreement and that this Agreement has been entered into by Borrower freely, voluntarily, with full knowledge and without duress, and that in executing this Agreement, Borrower is relying on no other representations either written or oral, express or implied, made to Borrower by any other party hereto, and that the consideration received by Borrower hereunder has been actual and adequate.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

20. Severability. If any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from the remainder of such agreement and the validity, legality and enforceability of the remaining provisions shall not be adversely affected or impaired thereby and shall remain in full force and effect.

Remainder of this page is intentionally blank

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered as of the date and year first above written.

BORROWER:

AgFeed USA, LLC (formerly known as M2 P2, LLC)
By:	AgFeed Industries Inc., its Managing Member
By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

TS Finishing, LLC

By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

New York Finishing, LLC
By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

Pork Technologies, LC
By:	M2P2 General Operations, LLC, its Managing Member
	By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

New Colony Farms, LLC
By:	M2P2 General Operations, LLC, its Managing Member
	By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

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Heritage Farms, LLC
By:	M2P2 General Operations, LLC, its Managing Member
	By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

Genetics Operating, LLC
By:	M2P2 General Operations, LLC, its Managing Member
	By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

M2P2 Facilities, LLC
By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

MGM, LLC
By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

M2P2 General Operations, LLC
By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

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New Colony Land Company, LLC
By:	M2P2 Facilities, LLC, its Managing Member
	By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

Heritage Land, LLC
By:	M2P2 Facilities, LLC, its Managing Member
	By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

M2P2 AF JV, LLC
By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

Midwest Finishing, LLC
By:	AgFeed USA, LLC, its Managing Member
	By:	AgFeed Industries, Inc., its Managing Member
		By:	/s/ Gerry Daignault
Gerry Daignault, Chief Financial Officer

LENDER:

Farm Credit Services of America, PCA
Farm Credit Services of America, FLCA

By:	/s/ Brian Frevert
Brian Frevert, Vice President

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EXHIBIT A

LOAN FACILITY	CURRENT PRINCIPAL BALANCE (as of 4/16/13)	INTEREST PAYOFF (as of 4/16/13)
FACILITY A	$68,839,815.11	$256,608.94
FACILITY F	$8,793,315.45	$28,461.61

EXHIBIT B

HORMEL SETTLEMENT AGREEMENT

Principal Terms

New Agreements

•	Includes:

°	Three new HPAs

°	Amendment of the two weanling pig agreements

°	Master agreement covering all agreements and including additional items noted below

•	Agreements will be tied together with a master agreement and cross default clauses.

•	Agreements will provide for default/termination in the event of a bankruptcy proceeding.

•	Agreements will represent a new relationship of a short duration, the prior relationship having ended and all claims having been released.

Pricing Terms

•	AgFeed pig flow: $ * + $ * + ( * x Corn price) + ( * x SBM price) = price per cwt

•	Hormel pig flow: $ * + $ * + ( * x Corn price) + ( * x SBM price) = price per cwt

Timing

•	New pricing terms will be effective retroactive to April 1.

•	Current Weanling Agreements terminate on June 30, 2013; last weanling pig delivered on or before that date.

•	Herd is PRRS positive and unstable, weanling pigs recognized to be from such a herd.

•	Release includes all claims related to PRRS, historic and future.

•	AgFeed will honor Weanling Agreement in terms of rejects during wind down.

•	Revised Market Hog Agreements terminate on December 31, 2013; last market hog delivered on or before December 31, 2013.

•	AgFeed will honor HPAs in terms of sort and carcass quality.

2012 Addendum

•	Hormel releases any claim it may have as to the 2012 Addendum Payment.

Pending Arbitration

•	The pending arbitration will be dismissed with each side to bear its own costs, fees and share of arbitrator fees.

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Ledger Balance

•	Hormel will release its claim as to the ledger balance.

1st Quarter Payment and Issuance of Unsecured Note

•	Hormel will issue payment in full of the first quarter settlement pursuant to the terms of the existing agreements.

•	AgFeed USA will issue Hormel an unsecured, non-interest bearing note equal to the Q1 payment less $9,750,000. The note will mature on December 31, 2014.

Releases

•	Full and Complete Mutual Releases of All Claims — new relationship during wind down.

Conditional / Farm Credit

•	Entire agreement is conditioned upon Farm Credit’s agreement to release any claim it may have related to any set-off taken by Hormel and the final payment.

•	Farm Credit (and related lenders) will execute a document confirming approval of the transaction outlined above and its release of any claims against Hormel related to the same.

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EXHIBIT C

LLC AMENDMENT

[See attached.]

AMENDMENT NO. 2 TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF AGFEED USA, LLC

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of the 16 day of April, 2013, by AgFeed Industries, Inc., a Nevada corporation (“AgFeed”), the sole member of AgFeed USA, LLC.

WHEREAS, AgFeed desires to amend its Amended and Restated Limited Liability Company Agreement, dated September 13, 2010 (as amended from time to time in accordance with the terms thereof, the “Agreement”), as set forth herein.

NOW THEREFORE, for good and valuable consideration, AgFeed, intending to be legally bound, does hereby amend the Agreement and agrees as follows:

1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

2. Defined Terms. Article I of the Agreement is hereby modified and amended, and from and after the date hereof shall include the following additional defined terms:

“Board” has the meaning set forth in Section 5.01(a).

“Manager” has the meaning set forth in Section 5.01(a).

“Officer” has the meaning set forth in Section 5.02.

“Subsidiary Entity” has the meaning set forth in Section 5.01(b)(ix).

“Transaction” has the meaning set forth in that certain Forbearance Agreement, dated as of April 18, 2013, between the Company, TS Finishing, LLC; New York Finishing, LLC; Pork Technologies, LC; New Colony Farms, LLC; Heritage Farms, LLC; Heritage Land, LLC; Genetics Operating, LLC; M2P2 Facilities, LLC; MGM, LLC; M2P2 General Operations, LLC; New Colony Land Company, LLC; M2P2 AF JV, LLC; and Midwest Finishing, LLC, collectively as Borrower, and Farm Credit Services Of America, FLCA and Farm Credit Services Of America, PCA, collectively as Lender.

3. Management. Section 5.01 of the Agreement is hereby modified and amended, and from and after the date hereof shall read in its entirety, as follows:

Section 5.01 Management.

(a) The business and affairs of the Company shall be managed under the direction of a board of managers (the “Board”). A member of the Board shall be referred to as a “Manager.” The Board shall consist of three Managers who will initially be Keith Maib, Gerard Daignault and Steve Price. Each Manager shall be appointed by and serve at the sole discretion of the Member. The Member shall have the right to remove any Manager appointed by the Member and to appoint a substitute Manager to replace any removed Manager.

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(b) The Board shall act on behalf of the Company only as a body. No Manager acting individually in the capacity of a Manager shall have the authority or capacity to bind the Company or conduct its business. Any action of the Board may be taken by a majority vote cast at a duly called meeting of the Board at which a quorum of the Managers is present, or alternately, by a written consent signed by all of the Managers that sets forth the action being taken. Decisions of the Board within its scope of authority shall be binding upon the Company and the Member. Such scope of authority shall specifically include but shall not be limited to the power to:

(i) Authorize any Officer or Officers, agent or agents to sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, which shall be signed by such Officer or Officers, agent or agents of the Company and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of a resolution of the Board;

(ii) Select directly or under the authority of a resolution such banks, trust companies or other depositories to which all funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company;

(iii) Borrow and lend money at such rates of interest and from or to such parties as is approved, such approval may be general or confined to specific instances;

(iv) Take such actions as are consistent with the Company’s business and purpose under Section 2.02 of this Agreement;

(v) Insure the Company’s activities and property;

(vi) Pay out of the Company’s funds all fees and expenses incurred in the organization and operation of the Company;

(vii) Authorize the execution of all documents, instruments and agreements reasonably deemed by the Board of Managers to be necessary, appropriate or needed for the performance of its duties and the exercise of its powers under this Agreement;

(viii) Retain attorneys, accountants and other professionals in the course of the performance of the Managers’ duties and exercise of their powers;

(ix) to authorize and approve any Transaction on behalf of (A) the Company and (B) on behalf of any entity in which the Company is a member or for which the Company, directly or indirectly, has the authority to act as manager (collectively, a “Subsidiary Entity”); and

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(x) to authorize and approve the Company’s and any Subsidiary Entity’s execution and delivery of any documents or instruments in connection with a Transaction, and to cause the Company and any Subsidiary Entity to take any actions as may be necessary to consummate a Transaction.

4. Indemnification. Section 5.02 of the Agreement is hereby renumbered as Section 5.03 and modified and amended, and from and after the date hereof shall read in its entirety, as follows:

Section 5.03 Liability and Indemnification.

(a) To the fullest extent permitted by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including under a judgment, decree or order of a court), shall be solely the debts, obligations and liabilities of the Company, and no member of the Company (including the Member) or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or Manager of the Company.

(b) Notwithstanding any provision in this Agreement or any other agreement or writing to the contrary, no provision of this Agreement is intended to or shall: (i) eliminate the implied contractual covenant of good faith and fair dealing, or (ii) limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(c) The Company shall indemnify and hold harmless the Managers for any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by a Manager in connection with the Company, provided that the same were not caused by the gross negligence or willful misconduct on the part of the Manager. Any indemnity under this Section shall be provided out of and to the extent of Company assets only, and no member of the Company or Manager shall have any personal liability on account thereof.

5. Officers. A new Section 5.02 is hereby added to the Agreement, and from and after the date hereof shall read in its entirety, as follows:

Section 5.02 Officers. The Officers of the Company (each, an “Officer”) shall be chosen by the Board and may consist of a Chief Restructuring Officer, a President, a Secretary and a Treasurer. The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Unless the Board otherwise specifies, if the title of an Officer is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of broader or more narrow authority and duties made to such Officer by the Board pursuant to this Agreement. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

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6. Amendment. The Agreement is hereby amended in all respects necessary to give effect to the foregoing and the Agreement is otherwise ratified and confirmed and remains in full force and effect. The Agreement as amended by this Amendment constitutes the entire limited liability company agreement of the Company.

7. Governing Law. This Amendment and the rights, remedies, duties, powers, authority, and authorization of the parties hereto and the Company hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

[Signature page follows.]

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IN WITNESS WHEREOF, the Member has executed this Amendment or caused this Amendment to be executed as of the date set forth above.

AGFEED INDUSTRIES, INC.
as sole member

Gerard Daignault, Chief Financial Officer

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EXHIBIT D

CASH FLOW AND BORROWING BASE PROJECTIONS

AgFeed USA, LLC

13 Wk Cash Flow Projections Beginning the Week Ending 4/19/13

EXHIBIT D

Cash Inflows:	4/19/13	4/26/13	5/3/13	5/10/13	5/17/13	5/24/13	5/31/13	6/7/13	6/14/13	6/21/13	6/28/13	7/5/13	7/12/13	13 Week CF Total
Hormel Market Sales	$3,332,285	$4,326,825	$4,507,816	$4,423,246	$4,302,843	$4,320,169	$3,744,383	$3,772,974	$3,865,777	$3,934,111	$4,065,258	$3,433,103	$3,818,207	$51,846,997
Cull Sales- Finishing	187,611	81,326	86,820	84,013	82,272	85,743	80,113	79,453	74,036	79,736	79,590	75,565	85,055	1,161,333
Cull Sales- Sows	189,331	57,000	57,000	57,000	57,000	57,000	57,000	57,000	57,000	57,000	57,000	57,000	57,000	873,331
Hormel Qtrly Settlement	12,590,434	3,000,000	-	-	-	-	-	-	-	-	-	-	-	15,590,434
Misc Income	-	-	-	-	-	-	-	-	-	-	-	-	-	-
External Feed Sales	308,661	215,000	150,000	150,000	150,000	-	-	-	-	-	-	-	-	973,661
Total Inflows	$16,608,322	$7,680,151	$4,801,636	$4,714,258	$4,592,115	$4,462,912	$3,881,496	$3,909,427	$3,996,813	$4,070,847	$4,201,848	$3,565,668	$3,960,262	$70,445,756

Cash Outflows
Payroll	302,948	-	308,230	-	350,284	-	308,230	-	350,284	-	308,230	-	350,284	$2,278,489
401k/H.S.A./Insurance	67,986	-	67,986	-	67,986	-	67,986	-	67,986	-	67,986	-	67,986	475,905
Purchased Wean Pigs (CH/MP/3rd Party)	617,009	635,605	621,634	612,320	502,415	612,320	612,320	612,320	612,320	612,320	502,415	612,320	60,000	7,225,320
Boar Purchases	-	-	22,500	-	-	-	-	22,500	-	-	-	-	-	45,000
Feed Costs- Finishing	2,345,038	2,174,994	2,187,091	2,190,702	2,191,971	2,187,604	2,194,616	2,177,359	2,202,895	2,190,899	2,207,870	2,164,191	2,173,995	28,589,226
Feed Ingredient Costs- Farrowing	165,134	438,565	398,565	398,565	248,565	248,565	248,565	248,565	248,565	248,565	286,365	298,965	298,965	3,776,511
Producer Fees	54,969	21,000	1,693,554	121,353	21,000	21,000	1,693,554	71,177	21,000	21,000	1,693,554	121,353	21,000	5,575,514
Vet/Meds	68,245	118,120	118,589	118,729	118,778	118,609	118,881	119,064	120,064	120,461	121,132	121,161	121,556	1,503,390
Rent- Offices	-	-	13,750	-	-	-	13,750	-	-	-	-	13,750	-	41,250
Lease Pmts (TriOak/Bridenstine(OK)/RV(CO))	24,133	-	294,773	-	-	-	79,773	-	-	-	-	75,361	-	474,040
AF Parent Overhead	130,794	-	147,069	-	147,069	-	147,069	-	147,069	-	147,069	-	-	866,140
Trucking	162,533	161,261	169,515	169,798	165,943	159,861	165,776	144,105	160,955	153,962	161,021	151,771	133,299	2,059,801
Utilities	34,004	34,004	20,375	20,375	20,375	20,375	20,375	22,759	22,759	22,759	22,759	29,158	29,158	319,234
Repairs & Maintenance	19,466	19,466	19,466	19,466	19,466	19,466	19,466	19,466	19,466	19,466	19,466	19,466	19,466	253,058
Insurance	-	166,749	-	-	166,749	-	-	-	166,749	-	-	-	166,749	666,996
Vehicle/Fleet Costs	-	30,000	20,000	-	-	-	40,000	30,000	-	-	40,000	30,000	-	190,000
Truck Wash	7,809	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	67,809
Business Meals/Travel	212,294	500	500	500	500	300,000	500	500	500	50,000	500	500	500	567,294
Misc/Supplies	25,000	153,000	25,000	25,000	125,000	25,000	25,000	25,000	25,000	125,000	25,000	25,000	25,000	653,000
Total Operating Outflows	$4,237,362	$3,958,263	$6,133,598	$3,681,809	$4,151,101	$3,717,800	$5,760,861	$3,497,815	$4,170,613	$3,569,432	$5,608,368	$3,667,996	$3,472,958	$55,627,978

Net Operating Cash Inflow (Outflow)	$12,370,960	$3,721,888	$(1,331,962)	$1,032,450	$441,014	$745,112	$(1,879,365)	$411,611	$(173,800)	$501,415	$(1,406,521)	$(102,328)	$487,304	$14,817,778

Non Operating Outflows
Principal Payment Other Debt (NC)	-	-	120,874	-	-	-	-	119,894	-	-	-	122,886	-	363,655
Interest Payment - FCSA Revolver	-	-	440,200	-	-	-	378,744	-	-	-	-	389,523	-	1,208,467
Interest Payment Other Debt (NC + HM)	-	-	60,635	-	-	-	-	61,615	-	-	-	58,623	-	180,873
Capital Expenditures	10,600	10,600	10,600	10,600	10,600	10,600	10,600	10,600	10,600	10,600	10,600	10,600	10,600	137,800
Professional Fees	108,000	81,700	50,000	242,000	45,000	45,000	45,000	145,000	45,000	45,000	45,000	145,000	95,000	1,136,700
Total Non Operating Outflows	$118,600	$92,300	$682,309	$252,600	$55,600	$55,600	$434,344	$337,109	$55,600	$55,600	$55,600	$726,632	$105,600	$3,027,495

Total Cash Outflows	$4,355,962	$4,050,563	$6,815,907	$3,934,409	$4,206,701	$3,773,400	$6,195,205	$3,834,925	$4,226,213	$3,625,032	$5,663,968	$4,394,628	$3,578,558	$58,655,473

Net Cash Inflow (Outflow)	$12,252,360	$3,629,588	$(2,014,271)	$779,850	$385,414	$689,512	$(2,313,709)	$74,502	$(229,400)	$445,815	$(1,462,121)	$(828,961)	$381,704	$11,790,283

AgFeed USA, LLC

Borrowing Base Projections

EXHIBIT D

	Projection	Projection	Projection	Projection	Projection	Projection	Projection	Projection	Projection	Projection	Projection	Projection	Projection
	4/19/13	4/26/13	5/3/13	5/10/13	5/17/13	5/24/13	5/31/13	6/7/13	6/14/13	6/21/13	6/28/13	7/5/13	7/12/13
AgFeed USA Operations
Sows & Gilts over 7 months.	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975	$5,224,975
Breeding Gilts under 7 months	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450	1,458,450
Boars (A.I. Quality)	124,600	124,600	124,600	124,600	124,600	124,600	124,600	124,600	124,600	124,600	124,600	124,600	124,600
Boars (V-Boar Quality)	24,675	24,675	24,675	24,675	24,675	24,675	24,675	24,675	24,675	24,675	24,675	24,675	24,675
Pigs - Farrowing House	793,260	793,260	793,260	793,260	793,260	793,260	793,260	793,260	793,260	793,260	793,260	793,260	793,260
Total AgFeed USA Ops Livestock	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960	$7,625,960

Finishing Inventory	$48,813,118	$48,893,712	$48,922,027	$48,824,568	$48,981,052	$49,086,765	$49,662,463	$49,890,931	$50,277,392	$50,293,635	$50,521,482	$50,175,939	$49,204,284
Head	549,945	550,853	551,172	550,074	551,837	553,028	559,514	562,088	566,442	566,625	569,192	565,299	554,352
Feed & Grain Inventory	876,345	841,605	806,865	772,125	737,385	702,645	667,905	633,165	598,425	563,685	555,000	555,000	555,000
Accounts Receivable (<30 Days)	701,702	496,490	381,615	330,759	329,454	219,557	102,835	102,340	98,277	102,552	102,443	99,424	106,541
Packer Receivable/Hormel Ledger	3,332,914	1,730,730	1,803,126	1,769,298	1,721,137	1,728,068	1,497,753	1,509,189	1,546,311	1,573,644	1,626,103	1,373,241	1,527,283
Prepaid Yardage	384,891	1,203,925	1,037,059	745,044	453,028	1,203,925	1,203,925	911,910	619,894	1,203,925	1,203,925	995,343	703,327
Commodity Account	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000	300,000
Total Borrowing Base	$62,034,931	$61,092,423	$60,876,652	$60,367,755	$60,148,016	$60,866,921	$61,060,841	$60,973,495	$61,066,259	$61,663,402	$61,934,913	$61,124,907	$60,022,395

FCSA LOC Balance (Operating)	55,141,358	51,511,770	53,526,041	52,746,192	52,360,778	51,671,265	53,984,974	53,910,472	54,139,872	53,694,057	55,156,178	55,985,139	55,603,435
Drafts Outstanding	4,050,563	6,239,734	3,934,409	3,709,348	3,773,400	5,739,906	3,715,030	3,728,860	3,625,032	5,208,669	4,271,742	3,228,275	3,147,626
Accounts Payable	1,950,242	1,850,242	1,850,242	1,850,242	1,850,242	1,850,242	1,850,242	1,850,242	1,850,242	1,850,242	1,850,242	1,703,294	1,633,460
Accrued Expenses	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
Total Borrowing Base Liabilities	$61,242,164	$59,701,746	$59,410,692	$58,405,782	$58,084,420	$59,361,413	$59,650,247	$59,589,575	$59,715,147	$60,852,969	$61,378,162	$61,016,707	$60,484,521

Borrowing Base Margin (Deficit)	$792,767	$1,390,676	$1,465,960	$1,961,973	$2,063,596	$1,505,507	$1,410,594	$1,383,920	$1,351,112	$810,433	$556,751	$108,200	$(462,127)

EXHIBIT E

GUARANTY AGREEMENT

[See attached.]

GUARANTY

This GUARANTY (the “Guaranty”) is made as of April 18, 2013 by AgFeed Industries, Inc. a Nevada corporation (“Guarantor”), to and for the benefit of Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (“Lender”).

RECITALS:

E. Lender is a party to that certain Credit Agreement dated as of June 6, 2006, as the same has since been amended by nineteen separate amendments executed prior to the date of this Agreement (the “Credit Agreement”) with AgFeed USA, LLC (formerly known as M2 P2, LLC) (“AgFeed”); TS Finishing, LLC; New York Finishing, LLC; Pork Technologies, LC; New Colony Farms, LLC; Heritage Farms, LLC; Heritage Land, LLC; Genetics Operating, LLC; M2P2 Facilities, LLC; MGM, LLC; M2P2 General Operations, LLC; New Colony Land Company, LLC; M2P2 AF JV, LLC; and Midwest Finishing, LLC (collectively, hereinafter referred to as “Borrower”).

F. As of [April 16, 2013], each Borrower is indebted to Lender pursuant to the Credit Agreement in the following principal amounts (the “Principal Indebtedness”):

LOAN FACILITY	CURRENT PRINCIPAL BALANCE
FACILITY A	$68,839,815.11
FACILITY F	$8,793,315.45

In addition to the Principal Indebtedness, interest, fees, charges and costs have accrued and will accrue pursuant to the Credit Agreement and be payable from Borrower to Lender (together, the “Interest, Fees and Costs”). Together, the Principal Indebtedness and Accrued Interest Fees and Costs shall be referred to hereinafter as the Credit Agreement Debt.

G. Each Borrower is in default of various obligations to Lender specified in the Credit Documents including, without limitation, the failure to pay the Credit Agreement Debt to Lender when and as due (together, as more fully set forth in the Forbearance Agreement (as defined below), the “Existing Events of Default”).

H. Lender has agreed to enter into a Forbearance Agreement (the “Forbearance Agreement”) with each Borrower as of the date hereof. Pursuant to the Forbearance Agreement, Lender will forbear from exercising its rights and remedies on account of the Existing Defaults, as more fully set forth in the Forbearance Agreement, and Lender has agreed to permit Borrower to use Lender’s Collateral to fund and pay for expenses incurred by Parent in the operation of Parent’s business, as more fully set forth in the Forbearance Agreement. As a condition of Lender’s agreement to execute the Forbearance Agreement, Lender requires that Borrower obtain this Guaranty duly executed by Guarantor. Lender is relying upon this Guaranty in providing forbearance to Borrower and permitting Borrower to use Lender’s Collateral to fund Guarantor’s expenses as set forth in the Forbearance Agreement (as specifically defined in the Forbearance Agreement, the “Forbearance Period Advances”). The forbearance provided by Lender to Borrower and Borrower’s use of Lender’s Collateral to fund the Forbearance Period Advances is of value to Guarantor and is reasonably expected to benefit Guarantor.

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AGREEMENT

In consideration of Lender executing the Forbearance Agreement, as an inducement to Lender to do so, and for other valuable consideration, Guarantor agrees, warrants, represents, and covenants as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Forbearance Agreement.

2. Guaranty. Guarantor unconditionally, absolutely and irrevocably guarantees: (a) the full, prompt, and complete payment upon the occurrence of a Forbearance Default of the entire amount of principal, accrued interest, and premiums due from time to time under the Credit Agreement and all other Obligations of Borrower to Lender under or in respect of any of the Credit Agreement, including reimbursements, late charges, interest and default interest (including post-petition interest to the extent a petition is filed by or against Borrower under the Bankruptcy Code), damages, indemnity obligations, collection and court costs, attorneys’ fees, advances, and all other expenses and charges of any kind, in each case whether incurred prior to or after the execution of this Guaranty and all without set-off, counterclaim, recoupment, or deduction of any amounts owing or alleged to be owing by Lender to Borrower or Guarantor. All of the indebtedness, obligations, and liabilities described in this Section are referred to in this Guaranty as the “Guaranteed Obligations.” All payments made pursuant to this Guaranty shall be in U.S. dollars.

3. Limitation on Amount Guaranteed. Notwithstanding the provisions of Section 2, the obligations of Guarantor pursuant to this Guaranty shall not exceed an amount (the “Guaranteed Amount”) equal to the sum of (a) the Forbearance Period Advances; plus (b) $1,406,250. The Guaranteed Amount shall not be subject to reduction by reason of (y) any payment of the Obligations, except that payments by Guarantor pursuant to this Guaranty shall reduce the Guaranteed Amount. If Guarantor is entitled to the benefits of any statute, law, decision, rule or regulation that limits or reduces the monetary liability of guarantors (a “Statutory Limitation”), the Statutory Limitation shall be determined without regard to the limit of the Guaranteed Obligations set forth in this Section and as if Guarantor had guaranteed 100% of the Guaranteed Obligations.

4. Guarantor’s Obligations Primary. Guarantor’s obligations under this Guaranty are primary and are independent of the obligations of Borrower, and a separate action or actions may be brought and executed against Guarantor, whether or not such action is brought against Borrower and whether or not Borrower is joined in such action or actions.

5. Representations and Warranties. Guarantor acknowledges and agrees that the representations and warranties in this Section are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into the Forbearance Agreement and making the Forbearance Period Advances available to Guarantor; that these representations and warranties are true and accurate as of the date hereof regardless of any investigation or inspection by Lender. Accordingly, each Guarantor represents, warrants, and certifies to and covenants with Lender that:

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(a) No permits, consents, or approvals from any person or entity are required in connection with the authorization, execution, delivery, consummation, or performance by Guarantor of this Guaranty;

(b) The entry into and performance by Guarantor of this Guaranty does not and will not violate any judgment, order, law or regulation applicable to Guarantor or result in any breach of, constitute an event of default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any collateral pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Guarantor is a party or by which Guarantor’s assets are bound;

(c) Upon execution by Guarantor of this Guaranty, the Guaranty shall constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity;

(d) Guarantor is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations promulgated by OFAC and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither Guarantor nor any Affiliate of Guarantor is or will become a Person (i) designated by the U.S. government on the SDN List or who is otherwise the target of U.S. economic sanctions laws, such that, in either case, a U.S. Person cannot deal with or otherwise engage in business transactions with such Person; or (ii) Controlled by, or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions, such that the entry into, or performance under, this Guaranty or any other Loan Document would violate Applicable Law. Guarantor and its Affiliates are and will remain in compliance with the U.S. Patriot Act and other federal or state laws relating to “know your customer” and anti-money laundering and anti-terrorism rules and regulations. No proceeds of any Forbearance Period Advance will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977. For purposes of this subsection, “Affiliate” does not include the shareholders of any entity that is publicly traded on a recognized national United States stock exchange.

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(e) Guarantor is and will remain validly existing and in good standing under the laws of the state of its formation and has and will continue to have full power and capacity to enter into and perform its obligations hereunder;

(f) Guarantor has taken all necessary action to obtain the authorization, execution, delivery, consummation, and performance of this Guaranty;

(g) The individual signing this Guaranty on behalf of Guarantor is duly authorized to do so;

(h) The entry into and performance by Guarantor of this Guaranty does not and will not violate any provision of Guarantor’s organizational documents.

6. Nature of Guaranty; Waivers. This is an absolute and unconditional guaranty of payment and performance and not of collection. Guarantor unconditionally waives: (a) any requirement that Lender first make demand upon, or seek to enforce or exhaust remedies against, Borrower or any other Person or any of the Collateral or other property of Borrower or such other Person before demanding payment from or seeking to enforce any of the provisions of this Guaranty against such Guarantor; (b) and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under any applicable law that might operate to limit Guarantor’s liability under, or the enforcement of, this Guaranty; (c) the benefits of any statutory or common law provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed, against any Person obligated for the payment of the Guaranteed Obligations, after any foreclosure or trustee’s sale of any collateral securing payment of the Guaranteed Obligations; (d) any statute of limitations affecting Guarantor’s liability under this Guaranty or Borrower’s obligations under the Credit Agreement; and (e) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of default under any of the Credit Agreement or any ancillary document, and all other notices whatsoever. Guarantor agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Credit Agreement or any ancillary documents or instruments, or any limitation of the liability of Borrower under the Credit Agreement, including any claim that the Credit Agreement or any ancillary agreement, document or instrument was not duly authorized, executed, or delivered on behalf of any Borrower.

7. Duration; Indemnification. This Guaranty is effective when received by Lender and, except as may otherwise be specifically provided herein, shall continue in full force and effect, until all of the Guaranteed Obligations are fully and finally paid and performed. The Guaranteed Obligations shall not be considered fully and finally paid and performed unless and until all payments by Borrower to Lender are no longer subject to any right on the part of any Person, including Borrower, Borrower as a debtor-in-possession, or any trustee in bankruptcy, to require Lender to disgorge such payments or to seek to recoup all or any portion of such payments. Accordingly, this Guaranty shall continue to be effective or be reinstated, as applicable, if at any time the payment or performance of all or any portion of the Guaranteed Obligations is rescinded or reduced in amount or must otherwise be restored or returned by Lender, whether as a “voidable preference” or “fraudulent conveyance,” or under any federal or state law, including the Bankruptcy Code or otherwise, all as though such payment or performance had not been made, and Guarantor will indemnify, defend, and hold Lender harmless for, from and against, any and all liabilities incurred by Lender in connection with such remission, rescission or restoration; provided, however, that Guarantor shall not have any liability under this Section to Lender with respect to any indemnified matter to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Lender, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. This Guaranty shall remain in full force and effect and continue to be effective if (a) any petition is filed by or against Borrower or Guarantor for relief under the Bankruptcy Code; (b) Borrower or Guarantor becomes insolvent or makes an assignment for the benefit of creditors; or (c) a receiver or trustee is appointed for all or any significant part of Borrower’s or Guarantor’s assets.

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8. Effect of Certain Matters. Guarantor’s obligations under this Guaranty shall not be affected or impaired by reason of any of the following, all without notice to, or the further consent of, Guarantor: (a) the waiver by Lender of the observance or performance by Borrower of any of the obligations, conditions or other provisions contained in any of the Credit Agreement, except to the extent of such waiver; (b) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Credit Agreement; (c) the modification or amendment (whether material or otherwise) of any of the obligations of Borrower under, or any other provisions of, the Credit Agreement, except to the extent of such modification or amendment; (d) the taking or the omission of any of the actions referred to in any of the Credit Agreement (including the giving of any consent, indulgences, or extensions); (e) any failure, omission, delay or lack on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender in any of the Credit Agreement; (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Borrower under all or any of the Credit Agreement; (g) the release or discharge of Borrower from the performance or observance of any obligation, undertaking or condition to be performed by Borrower under any of the Credit Agreement by operation of law, including any rejection or disaffirmance of any of the Credit Agreement in any bankruptcy or similar proceedings; (h) the receipt and acceptance by Lender or any other Person of notes, checks or other instruments for the payment of money and extensions and renewals thereof; (i) any action, inaction or election of remedies by Lender which results in any impairment or destruction of any subrogation, indemnity, reimbursement or contribution rights of Guarantor or of any rights of Guarantor to proceed against any other Person for reimbursement; (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under Applicable Law; or (k) the termination or renewal of any of the Guaranteed Obligations.

9. Waiver of Certain Rights Against Borrower and Others. Guarantor waives any claim or other right which Guarantor may now have or hereafter acquire against Borrower, any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Obligations or the Collateral that arises from the existence or performance of the obligations of Guarantor under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of Lender against Borrower or any property securing any of the Guaranteed Obligations which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity or under contract, statute or common law.

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10. Access to Borrower Information. Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of Borrower. Lender shall have no obligation to provide Guarantor with any credit or other information concerning the affairs, financial condition or business of Borrower that is in, or may come into, Lender’s possession.

11. Notices. All Notices shall be given as provided in the Credit Agreement, if to Guarantor, at the address set forth below, and if to Lender, as provided in the Credit Agreement.

12. Binding Nature. This Guaranty is binding on Guarantor and its successors and assigns, including a debtor-in-possession on behalf of Guarantor, and shall inure to the benefit of Lender, its successors and assigns.

13. Severability. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

14. Remedies. No delay on the part of Lender in the exercise of any right or remedy under this Guaranty shall operate as a waiver thereof. No single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as set forth in a writing executed by Lender.

15. Limitation of Liability for Certain Damages. In no event shall Lender be liable to Guarantor or on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). GUARANTOR, FOR ITSELF AND ITS AFFILIATES, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR

16. Governing Law. THE LAWS OF THE STATE OF NEBRASKA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS GUARANTY AND THE OTHER CREDIT AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT..

17. Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Guaranty shall be brought exclusively in the courts of the State of Nebraska or of the United States for the District of Nebraska, sitting in Omaha, Nebraska, and Guarantor accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Lender and Guarantor hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Guarantor hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Guaranty by any means permitted by applicable law, including by the mailing thereof to the address of Guarantor specified on the signature page hereto. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

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18. Waiver of July Trial. LENDER AND GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE OTHER CREDIT AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

19. Entire Agreement. This Guaranty embodies the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof. Guarantor acknowledges and affirms that Guarantor did not rely on any statement, oral or written, not contained in this Guaranty or the Credit Agreement in making Guarantor’s decisions to enter into this Guaranty.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED effective as of the date first set forth above.

GUARANTOR:

AgFeed Industries, Inc.

By:
Printed Name:
Its:

Address for Notices:

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